UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 30, 2014, The Cooper Companies, Inc. (the “Company”) announced that the Company, CooperVision (UK) Holdings Limited (the “Purchaser”), an indirect subsidiary of the Company, and the respective sellers party thereto (the “Sellers”) entered into Sale and Purchase Agreements (the “Purchase Agreements”) pursuant to which the Purchaser will acquire the entire issued share capital of Sauflon Pharmaceuticals Limited (“Sauflon”) (the “Acquisition”), subject to the terms and conditions of the Purchase Agreements.

At completion of the Acquisition, the Purchaser will pay an aggregate amount of £630,572,388 (approximately $1,078 million) in cash and £34,427,612 (approximately $59 million) in the form of loan notes issued by the Purchaser, subject to adjustment in accordance with a net debt adjustment mechanism. The Purchaser will also assume the third-party debt of Sauflon up to an amount of £48,500,000 (approximately $83 million). U.S. dollar amounts are based on the June 30, 2014 exchange rate of U.S. $1.71 per British pound, as published by The Wall Street Journal.

The completion of the Acquisition is contingent upon closing conditions, including regulatory approval in Germany. The Company expects to complete the Acquisition prior to the end of its current fiscal year; however, there can be no assurance that the Acquisition will be consummated at that time or thereafter. The Purchaser may terminate the Purchase Agreements in the event of an uncured material adverse change (whether as a result of the Sellers’ breach of certain provisions of the Purchase Agreement or otherwise).

Pursuant to the Purchase Agreements and the other ancillary agreements entered into in connection with the Acquisition, certain of the Sellers have agreed to non-competition restrictions, and the Sellers and the Purchaser have provided each other with certain warranties, covenants and indemnification obligations. The liability of the Sellers in relation to certain of the warranties is subject to certain limitations, although certain fundamental warranties are not subject to such limitations.

The foregoing description of the Purchase Agreements is qualified in its entirety by reference to the full text of the Purchase Agreements, each of which is filed as an exhibit hereto and incorporated herein by reference.

Neither the Company nor any of its subsidiaries or respective affiliates has any material relationship with the Sellers or any of its affiliates other than in respect of the Purchase Agreements and the other ancillary agreements entered into in connection with the Acquisition.

Amendments to Credit Agreement and Term Loan Agreement

In connection with the Acquisition, on June 30, 2014, the Company entered into an amendment (the “Credit Agreement Amendment”) to its Credit Agreement, dated as of January 12, 2011, as amended (the “Credit Agreement”), by and among (i) the Company, (ii) CooperVision International Holding Company, LP, an indirect subsidiary of the Company, (iii) the lenders from time to time party thereto and (iv) Keybank National Association, as administrative agent. The Credit Agreement Amendment modifies certain provisions of the Credit Agreement to, among other things, amend certain restrictive covenants and related definitions to allow for certain indebtedness, investments, guaranty obligations, acquisitions, intercompany loans, capital distributions and dispositions of assets made or to be made in connection with the Acquisition.

Also in connection with the Acquisition, on June 30, 2014, the Company entered into an amendment (the “Term Loan Amendment”) to its Term Loan Agreement, dated as of September 12, 2013 (the “Term Loan Agreement”), by and among (i) the Company, (ii) the lenders from time to time party thereto and (iii) KeyBank National Association, as administrative agent. The Term Loan Amendment modifies certain provisions of the Term Loan Agreement to, among other things, amend certain restrictive covenants and related definitions to allow for certain indebtedness, investments, guaranty obligations, acquisitions, intercompany loans, capital distributions and dispositions of assets made or to be made in connection with the Acquisition.

The foregoing descriptions of the Credit Agreement Amendment and the Term Loan Amendment are qualified in their entirety by reference to the full text of the Credit Agreement Amendment and the Term Loan Amendment, each of which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Sale and Purchase Agreement, dated as of June 30, 2014, among The Cooper Companies, Inc., CooperVision (UK) Holdings Limited, and the sellers party thereto.

2.2*	Sale and Purchase Agreement, dated as of July 1, 2014, among The Cooper Companies, Inc., CooperVision (UK) Holdings Limited, and the sellers party thereto.

10.1	Credit Agreement Amendment, dated as of June 30, 2014, among The Cooper Companies, Inc., CooperVision International Holding Company, LP, the lenders party thereto, and Keybank National Association, as administrative agent.

10.2	Term Loan Amendment, dated as of June 30, 2014, among The Cooper Companies, Inc., the lenders party thereto, and Keybank National Association, as administrative agent.

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By:	/s/ Tina Maloney
Tina Maloney
Corporate Controller
(Principal Accounting Officer)

Dated: July 1, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Sale and Purchase Agreement, dated as of June 30, 2014, among The Cooper Companies, Inc., CooperVision (UK) Holdings Limited, and the sellers party thereto.

2.2*	Sale and Purchase Agreement, dated as of July 1, 2014, among The Cooper Companies, Inc., CooperVision (UK) Holdings Limited, and the sellers party thereto.

10.1	Credit Agreement Amendment, dated as of June 30, 2014, among The Cooper Companies, Inc., CooperVision International Holding Company, LP, the lenders party thereto, and Keybank National Association, as administrative agent.

10.2	Term Loan Amendment, dated as of June 30, 2014, among The Cooper Companies, Inc., the lenders party thereto, and Keybank National Association, as administrative agent.

*	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.